Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Georgia Premium Income Municipal Fund

811-7614


The annual meeting of shareholders was held in the offices of Nuveen Investments on December 16, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. In addition, the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization. The meeting was subsequently adjourned to January 31, 2012, March
 5, 2012, April 13, 2012, May 14, 2012 and May 15,
2012.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
               3,160,222
             1,126,060
   Against
                  255,523
                129,519
   Abstain
                    73,751
                  11,466
   Broker Non-Votes
                  862,734
                360,620
      Total
               4,352,230
             1,627,665



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
               3,159,489
             1,123,060
   Against
                  264,266
                129,519
   Abstain
                    65,741
                  14,466
   Broker Non-Votes
                  862,734
                360,620
      Total
               4,352,230
             1,627,665



To approve the Agreement and Plan of
Reorganization.


   For
               3,514,377
             1,418,116
   Against
                  236,130
                126,719
   Abstain
                    57,717
                  14,466
      Total
                  805,275
                309,964



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on November 3, 2011, under Conformed Submission Type DEF N 14 8C/A, accession number 0001193125-11-293394.

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